UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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Saker Aviation Services, Inc.
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SAKER AVIATION SERVICES, INC.

Downtown Manhattan Heliport

20 South Street

Pier 6 East River

New York, New York 10004

Notice of Annual Meeting of Stockholders

TO BE HELD NOVEMBER 29, 2018

To the Stockholders of Saker Aviation Services, Inc.:

The Annual Meeting of Stockholders of Saker Aviation Services Inc. (the “Company”) will be held at its operating facility, located at 2117 S. Air Service Road, Garden City Regional Airport, Garden City, KS 67846, on Thursday, November 29, 2018, at 10:00 a.m., Eastern Standard Time, for the following purposes:

1.           To elect five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.           To ratify the selection of Kronick Kalada Berdy & Co. as the Company’s independent registered public accounting firm for the year ended December 31, 2018; and

3.           To transact such other business as may properly be brought before the annual meeting or any adjournment thereof.

The Company’s Board of Directors has fixed the close of business on October 12, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment thereof. Only stockholders of record at the close of business on Friday, October 12, 2018, are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. To vote at the annual meeting, a stockholder of record, or his, her or its proxy, must be physically present at the annual meeting. If your shares of record are held by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of the shares, and (2) that the broker, bank or other nominee is not voting the shares at the annual meeting.

If you own your shares through a broker, we encourage you to follow the instructions provided by your broker regarding how to vote. Your broker may not vote your shares for director nominees unless you provide your broker with your voting instructions.

By Order of the Board of Directors

Ronald J. Ricciardi President

October 19, 2018

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING OR, IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

SAKER AVIATION SERVICES, INC.

Proxy Statement

2018 ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy is solicited on behalf of the Board of Directors of Saker Aviation Services, Inc., a Nevada corporation, for use at the annual meeting of stockholders to be held on Thursday, November 29, 2018, at 10:00 Eastern Standard Time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders.

Location of Annual Meeting

The annual meeting will be held at our operating facility located at 2117 S. Air Service Road, Garden City Regional Airport, Garden City, KS 67846.

Mailing Date

This proxy statement, accompanying form of proxy, notice of annual meeting, and 2018 annual report on Form 10-K are first being mailed by us on or about October 19, 2018 to all stockholders entitled to vote at the annual meeting.

Record Date and Outstanding Shares

Stockholders of record at the close of business on October 12, 2018, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated as common stock, $0.001 par value per share. As of the record date, 30,195,034 shares of our common stock were issued and outstanding.

Solicitation of Proxies

We are making this solicitation of proxies, and we will bear all related costs. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Proxies may also be solicited on our behalf, in person or by telephone or facsimile, by our directors, officers and employees, none of whom will receive additional compensation for doing so.

Revocability of Proxies

You may revoke any proxy given pursuant to this solicitation, at any time before it is voted, by either:

 ►    delivering a written notice of revocation or a duly executed proxy bearing a later date; or

 ►    attending the annual meeting and voting in person.

If you beneficially own your shares, you may submit a new, later-dated voting instruction form to your broker or contact your broker about how to revoke your proxy.

Quorum

A quorum is required for stockholders to conduct business at the annual meeting. Our bylaws provide that a quorum will exist at the annual meeting if the holders of a majority of the shares of our common stock entitled to vote are present, in person or by proxy, at the annual meeting.

Voting

Each stockholder is entitled to one vote for each share held as of the record date. A stockholder may vote at the annual meeting by attending the meeting and voting in person or by submitting a proxy. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions on such proxies.

If no specific instructions are given, all shares represented by proxies will be voted:

●	FOR the election of each of the five nominees for directors named in this proxy statement; and

●	FOR the ratification of the selection of Kronick Kalada Berdy & Co. as our independent registered public accounting firm for the year ending December 31, 2018.

The shares may also be voted by the named proxies on such other business that may properly come before the annual meeting or any adjournment of postponement of the annual meeting.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of the shares and (2) that the broker, bank or other nominee is not voting the shares at the annual meeting.

Vote Required

The table below shows the vote required to approve the proposal described in this proxy statement, assuming the presence of a quorum at the annual meeting.

Proposal	Vote Required
1.Election of five directors	Plurality of votes duly cast at the annual meeting
2.Ratification of auditor	Affirmative vote of a majority of shares represented at the annual meeting and entitled to vote

Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the annual meeting are considered to be present for the purpose of determining whether a quorum exists and are entitled to vote on all proposals properly brought before the annual meeting.

Abstentions will have the same effect as a vote against the ratification of the auditor and will have no effect on the election of directors.

Broker Non-Votes

Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of such shares, brokers have the discretion to vote such shares on routine matters, such as the ratification of the selection of an independent registered public accounting firm, but not on non-routine matters, such as the election of directors. A “broker non-vote” occurs when shares held by a broker are not voted on a non-routine proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares in the absence of such instructions.

If you own your shares through a broker, we encourage you to follow the instructions provided by your broker regarding how to vote. Your broker may not vote your shares for director nominees unless you provide your broker with your voting instructions.

Shares subject to broker non-votes are counted for the purpose of determining the presence of a quorum but are not counted for routine proposals that require the affirmative vote of our shares and therefore would have the same effect as a vote against those proposals. Broker non-votes will have no effect on the election of directors. There will be no broker non-votes on the proposal to ratify the auditor.

Annual Report on Form 10-K

We have enclosed with this proxy statement our annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission. This report includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our annual report on Form 10-K for the fiscal year ended December 31, 2017 by:

•	writing to us at Downtown Manhattan Heliport, 20 South Street, Pier 6 East River, New York, New York 10004, Attention: Corporate Secretary;

•	telephoning us at (212) 776-4046; or

•	visiting our website at www.sakeraviation.com where you can access our reports under the heading “Investor Relations.”

You can also obtain a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2017 and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at www.sec.gov.

Any information contained on our website is not a part of this proxy statement.

Householding

We are permitted to send a single set of proxy materials to stockholders who share an address, unless you have instructed us otherwise. This “householding” process reduces the volume of duplicate information you receive and reduces our printing and mailing expenses. If you share an address with another stockholder and have received only one set of proxy materials, but you would prefer to receive a separate set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to or calling the Corporate Secretary of the Company at the address and phone number listed above. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner and wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who currently receive one copy and would prefer to receive separate copies, or who currently receive multiple copies and would prefer to receive a single copy, should contact their bank, broker or other holder of record to request their preferred delivery in the future.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 29, 2018

As required by the rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our annual report on Form 10-K available on the Internet.

The proxy statement and annual report on Form 10-K are available at http://sakeraviation.com/investor-relations/

For directions on how to attend the annual meeting and vote in person, please review the “Voting” section on page of this proxy statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our articles of incorporation and bylaws provide for a Board of Directors consisting of no less than one and no more than eleven directors. The number of directors is currently fixed at five. If elected, the five directors will hold office for a one-year term expiring on the date of the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Nominees Proposed for Election as Directors

Based on the recommendation of the Nominating Committee, we have nominated William B. Wachtel, Ronald J. Ricciardi, Marc Chodock, Samuel D. Goldstein and Roy P. Moskowitz, all of whom currently serve on the Board of Directors, to serve as members of our Board of Directors for a one-year term expiring on the date of the next annual meeting of stockholders and until their successors are duly elected and qualified.

We recommend the election of the five nominees named in this proxy statement, and unless authority to vote for one or more of the nominees is specifically withheld according to the instructions on your proxy card, proxies in the enclosed form will be voted FOR the election of Messrs. Wachtel, Ricciardi, Chodock, Goldstein and Moskowitz.

Proxies received in response to this solicitation, unless specified otherwise, will be voted in favor of the five nominees named below, all of whom are currently serving as directors. We do not contemplate that any of the nominees will be unable to serve as a director, but if a nominee should not be available for election as contemplated, the proxy holders will vote for such lesser number of directors as are available to serve or will vote for a substitute appointed by the Board of Directors. In no event will proxies be voted for more than five nominees.

The following table sets forth certain information, as of the record date, concerning the nominees for election as directors. The information as to age has been furnished to us by each director nominee. For information as to the shares of our common stock beneficially owned by each nominee, please review the table under the caption “Security Ownership of Certain Beneficial Holders and Management” in this proxy statement.

Name of Nominee	Age	Director Since	Position / Offices
William B. Wachtel	64	2005	Chairman of the Board of Directors
Ronald J. Ricciardi	57	2004	Director, President
Marc Chodock	40	2015	Director
Sam Goldstein	40	2018	Director
Roy P. Moskowitz	64	2015	Director

Business History of Director Nominees

William B. Wachtel – Chairman of the Board

Mr. Wachtel was elected as a director and our Chairman of the Board on March 31, 2005. Mr. Wachtel served as our Chairman until April 8, 2009, when he resigned from such capacity but remained a member of the Board. On October 27, 2011, Mr. Wachtel was re-elected as our Chairman of the Board. If elected, Mr. Wachtel shall serve as Chairman of the Board of Directors effective upon the 2018 Annual Meeting of Stockholders.

Mr. Wachtel has been a managing partner of Wachtel Missry LLP (previously Wachtel & Missry, LLP), and before that, its predecessor law firm Gold & Wachtel, LLP, since its founding in August 1984. Such firm has provided certain legal services to the Company in the past. He is a co-founder of the Drum Major Institute, an organization carrying forth the legacy of the late Reverend Martin Luther King, Jr.

Mr. Wachtel has been nominated for re-election to our Board of Directors because of his extensive experience advising companies regarding legal issues, which provides him with a depth and breadth of experience that enhances our ability to navigate legal and strategic issues, and because of his extensive experience working with us.

Ronald J. Ricciardi – Director, President

Mr. Ricciardi had served as the President and a director of Arizona FBO Air, Inc. since its inception in 2003 and was designated as its Chief Executive Officer on January 2, 2004. He was appointed our President and a director of the Company and designated as our Chief Executive Officer on August 20, 2004 effective with the reverse merger transaction with Arizona FBO Air pursuant to which we became a public company. On December 12, 2006, he was elected as our Vice Chairman of the Board. On March 2, 2009, he was re-appointed as our President and continues to serve in that capacity, and designated as our Chief Executive Officer. On April 8, 2009, Mr. Ricciardi was elected as our Chairman of the Board. On October 27, 2011, Mr. Ricciardi was elected as our Vice Chairman of the Board. He continued to serve as our Chief Executive Officer until November 6, 2013.

Mr. Ricciardi is a senior executive with extensive general management experience in entrepreneurial and large companies. Before joining Arizona FBO Air and from 2000 to 2003, Mr. Ricciardi was President and Chief Executive Officer of P&A Capital Partners, Inc., an entertainment finance company established to fund the distribution of independent films. From 1999 to 2000, Mr. Ricciardi was also co-founder, Chairman and Chief Executive Officer of eTurn, Inc., a high technology service provider, for which he developed a consolidation strategy, negotiated potential merger and acquisition candidates, prepared private placement materials and executed numerous private, institutional and venture capital presentations. After a management career at Pepsi-Cola Company and the Perrier Group of America, Mr. Ricciardi was President and Chief Executive Officer of Clearidge, Inc., a leading regional consumer product company, where he provided strategic and organizational development, and led a consolidation effort that included 14 transactions, which more than tripled company revenue over four years.

Mr. Ricciardi has been nominated for re-election to our Board of Directors because of his 15 years of experience working in a variety of roles with us, including his service on our Board of Directors, combined with his knowledge of the aviation industry and his extensive management experience, demonstrate his strong commitment to us and make him a valued member of our Board of Directors.

Marc Chodock - Director

Mr. Chodock was appointed as a director on June 25, 2015. Mr. Chodock has been acting as a private investor since February 2013. Previously, he was a consultant in the New York office of McKinsey & Company and a Principal at MatlinPatterson Global Advisors, where he served on the board of directors of four companies. He holds a Bachelor of Science in Economics from the University of Pennsylvania’s Wharton School of Business and a Bachelor of Applied Science in Biomedical Science from the School of Engineering and Applied Science of the University of Pennsylvania.

Mr. Chodock has been nominated for re-election to our Board of Directors because of his extensive experience in advising companies by serving on boards as well as his knowledge in depth and breadth of the aviation industry.

Samuel D. Goldstein – Director

Mr. Goldstein was appointed as a director on September 21, 2018. Mr. Goldstein has served since 2014, and continues to serve, as Deputy Director of the Helicopter Tourism and Jobs Council (“HTJC”). During this time, HTJC successfully negotiated a settlement with the City of New York enabling the helicopter air tour industry to continue operations. Concurrently, Mr. Goldstein was a principal at Kivvit Public Affairs from 2017 to 2018 and served previously as the director of government relations for Selfhelp Community Services, one of New York’s largest senior housing and social service organizations, from 2008 to 2013.

Mr. Goldstein has been nominated for re-election to our Board of Directors because his exposure and outreach skills developed in part as Deputy Director of HTJC, and corresponding knowledge of the local helicopter marketplace, enable Mr. Goldstein to advise the Company on potential courses of action.

Roy P. Moskowitz - Director

Mr. Moskowitz was appointed as a director on June 25, 2015. Mr. Moskowitz has been the Chief Legal Officer of The New School since September 2006. From 1988 to 2004, Mr. Moskowitz held senior positions of legal oversight for New York educational institutions, including the New York State Education Department, City University of New York, Community School District #2, and the Regional Superintendent of Region 9.

Mr. Moskowitz has been nominated for re-election to our Board of Directors because his extensive experience analyzing legal issues enables Mr. Moskowitz to advise the Company on potential courses of action, particularly when legal topics are involved.

The Board of Directors recommends that stockholders vote FOR the election of each of the five director nominees.

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Kronick Kalada Berdy & Co. (“KKB”) as our independent registered public accounting firm for the year ending December 31, 2018, subject to ratification by stockholders at the annual meeting. KKB has served as our independent registered public accountants since December 18, 2009.

We have been advised by KKB that a representative will be present at the annual meeting in person or by conference telephone and available to respond to appropriate questions. This representative will be given an opportunity to make a statement if he or she so desires.

Fees Paid to Independent Registered Public Accounting Firm

KKB served as our independent registered public accounting firm for our fiscal years ended December 31, 2017 and 2016.

Audit Fees. The aggregate fees billed for professional services rendered by the principal accountant were approximately $92,500 and $92,000 by Kronick Kalada Berdy & Co. for 2017 and 2016, respectively, for the audits of our annual financial statements for the fiscal years ended December 31, 2017 and 2016, and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years.

Audit-Related Fees. There were no fees billed for professional services categorized as Audit-Related Fees by the principal accountant for the fiscal years ended December 31, 2017 and 2016.

Tax Fees. For the years ended December 31, 2017 and 2016, the aggregate fees billed by a firm other than the principal accountant for services categorized as Tax Fees were $19,000 in both years.

All Other Fees. There were no fees billed for services categorized as All Other Fees by the principal accountant for the fiscal years ended December 31, 2017 and 2016.

Audit Committee Policies and Procedures

The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which nonetheless must be approved by our Audit Committee prior to the completion of the audit. Each year the Audit Committee approves the engagement of our independent registered public accountant to audit our financial statements, including the associated fee, before the filing of the previous year’s Annual Report on Form 10-K. At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent registered public accountants, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accountant’s independence from management. At each such subsequent meeting, the registered public accountants and management may present subsequent services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of KKB as our independent registered public accounting firm for the year ending December 31, 2018.

Report of the Audit Committee

The Audit Committee is currently comprised of two members of the Board of Directors, both of which the Board of Directors has determined are independent under the independence standards of Nasdaq Stock Market and applicable Securities and Exchange Commission rules. The Audit Committee assists the Board of Directors in overseeing our accounting and financial reporting processes and financial statement audits. The specific duties and responsibilities of the Audit Committee are set forth in the Audit Committee charter, a copy of which is available on our website at http://sakeraviation.com/investor-relations/.

The Audit Committee has:

●	reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2017 with our management and our independent registered public accounting firm;

●

discussed with KKB, our independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301, Communications with Audit Committees; and

●

received and discussed the written disclosures and the letter from KKB required by applicable requirements of the Public Company Oversight Board regarding KKB’s communications with the audit committee concerning independence, and discussed with KKB its independence.

Based on these reviews and discussions with management and our independent registered public accounting firm, and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements for the fiscal year ended December 31, 2017 be included in our annual report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

The Audit Committee selects our independent registered public accounting firm annually and has submitted the selection of KKB for ratification by stockholders at our annual meeting.

Respectfully submitted, /s/ Marc Chodock, Chairman /s/ Roy P. Moskowitz Audit Committee

The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

Section 16(a) Beneficial Ownership Reporting Compliance

During the fiscal year ended December 31, 2017, all of our directors and executive officers complied in a timely manner with the filing requirements of Section 16(a) of the Exchange Act, except that Mr. Chodock filed one late report disclosing a single transaction; Mr. Ricciardi filed one late report disclosing a single transaction; Mr. Moskowitz filed two late reports, each reporting a single transaction; and Messrs. Trenk and Wachtel each filed two late reports disclosing three transactions. In making this statement, we have relied solely on the written representations of our directors and executive officers.

Corporate Governance

Meetings of the Board of Directors

Members of our Board of Directors are expected to attend all regular and special meetings of the Board and of the committees on which they serve. The Board of Directors held four meetings during 2017. Each director then in office attended at least 75% of the total of such Board meetings and meetings of committees on which he served. In addition, all current directors, absent special circumstances, are expected to attend our annual meeting. All directors who were serving as directors at the time attended the 2017 annual meeting of stockholders.

Director Independence

The Board of Directors uses the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules to determine which directors are deemed independent. The Board of Directors has determined that Marc Chodock, Samuel D. Goldstein, and Roy P. Moskowitz qualify as independent pursuant to these standards.

Committees of the Board of Directors

The Board of Directors has established, among other committees, an Audit Committee, a Nominating Committee and a Compensation Committee. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The current Audit Committee charter is available on our website, http://sakeraviation.com/investor-relations/. In addition, a stockholder may receive a written copy of the Audit Committee’s charter by sending a written request to Saker Aviation Services, Inc., Downtown Manhattan Heliport, 20 South Street, Pier 6 East River, New York, New York 10004, Attention: Corporate Secretary or by telephone at (212) 776-4046. The Compensation Committee and Nominating Committee do not have written charters.

Audit Committee

The current members of the Audit Committee are Messrs. Chodock and Moskowitz. As discussed above, the Board of Directors has determined that both are independent pursuant to the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules. The Board of Directors has determined that Messrs. Chodock and Moskowitz have sufficient knowledge in financial and auditing matters to serve as members of the audit committee. The Board of Directors has designated Mr. Chodock as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules.

The Audit Committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and permitted non-audit services to be performed by, and directly consults with, our independent registered public accounting firm; reviews and appraises the services of our independent registered public accounting firm; and provides an open avenue of communication with our independent registered public accounting firm, management and the Board of Directors. Our Audit Committee charter more specifically sets forth the duties and responsibilities of the Audit Committee.

The Audit Committee is also responsible for preparing the Audit Committee Report that the Securities and Exchange Commission rules require us to include in our annual proxy statement, and performing such other tasks that are consistent with its charter.

The Audit Committee held four meetings during 2017. The Audit Committee’s report relating to fiscal year ended December 31, 2017 appears on page of this proxy statement.

Nominating Committee

The current members of the Nominating Committee are Messrs. Wachtel and Ricciardi. The Nominating Committee does not have a formal written charter, however, the Board of Directors, by resolution, granted authority to the Nominating Committee to act on certain matters described herein.

The Nominating Committee is charged with identifying qualified candidates, consistent with criteria approved by the committee, to become directors and recommending that the Board of Directors nominate such qualified candidates for election as directors. The process followed by the Nominating Committee to identify and evaluate candidates includes requests to our directors, management, and others for recommendations, the evaluation of biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates.

In addition to its authority to recommend nominees for election or re-election as directors, the Board of Directors granted the Nominating Committee the authority to make recommendations to the Board of Directors as follows: (i) the criteria regarding the composition of the committees of the Board Directors, such as size, employee and non-employee director membership thereon and the periodic rotation of committee assignments; (ii) the criteria relating to tenure as a director, such as retirement age, limitations on the number of times a director may stand for re-election and the continuation of directors in an honorary or similar capacity; (iii) the criteria for retention of directors, such as attendance at Board of Directors and committee meetings, health or the assumption of responsibilities which are incompatible with effective Board membership; (iv) the specific amounts of directors’ retainers and meeting fees; (v) the removal of a director under unusual circumstances; (vi) the selection of committee chairpersons, and committee assignments; (vii) the types and functions of the committees of the Board of Directors; and (viii) the procedures, frequency and location of meetings of the Board of Directors.

The Nominating Committee also considers recommendations for nomination to the Board of Directors submitted by stockholders and applies the same standards in evaluating stockholder recommendations that it applies in evaluating recommendations from other sources. Such recommendations for nomination, together with relevant biographical information, should be sent to the following address: Saker Aviation Services, Inc., Downtown Manhattan Heliport, 20 South Street, Pier 6 East River, New York, New York 10004, Attention: Chairman of the Nominating Committee. The qualifications of recommended candidates will be reviewed by the Nominating Committee.

If the stockholder desires that a candidate be considered for election at an annual meeting, such recommendation must be made before April 1st of the year so that adequate consideration can be given to such recommendation. Nominations to fill a vacancy other than at an annual meeting will be considered by the Nominating Committee at any time.

In evaluating the suitability of candidates (other than our executive officers) to serve on the Board of Directors, including stockholder nominees, the Nominating Committee generally seeks candidates who are independent and meet other selection criteria established by the Nominating Committee from time to time. The Nominating Committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the Board as a whole.

The full Board of Directors approved the nominees for director. The Nominating Committee held no meetings during 2017.

Compensation Committee

The current members of the Compensation Committee are Messrs. Moskowitz and Chodock. As discussed above, the Board of Directors has determined that both are independent pursuant to the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules.

The Compensation Committee does not have a formal written charter, however, the Board of Directors, by resolution, granted authority to the Compensation Committee to act on certain matters described herein.

The Board of Directors has delegated the following authority to the Compensation Committee: (i) review and, where appropriate, formulate or recommend changes to our stock benefit and executive, managerial or employee compensatory and benefit plans or programs, provided that the authority to adopt or change any compensatory or benefit plan or program will rest with our Board of Directors (unless specifically delegated to the Compensation Committee); (ii) administer, and act as the designated committee under, any stock option, restricted stock, stock purchase or similar plan; and (iii) approve the base salary, bonus or other compensation arrangements of our existing or prospective officers.

The Compensation Committee is responsible for establishing and implementing compensation programs for our executives and directors that further the intent and purpose of our fundamental compensation philosophy and objectives, and performing such other tasks that are within the delegation of authority from the Board of Directors to the Compensation Committee that is described above.

Because of our small size and the limited number of executive officers, the Compensation Committee has reviewed and considered recommendations from our former Chief Executive Officer to determine the amount and form of executive and director compensation. The Compensation Committee has not used compensation consultants to determine or recommend the amount or form of executive and director compensation.

The Compensation Committee held no meetings during 2017.

Board Leadership Structure

Like many publicly traded companies, we have chosen to separate the chief executive officer and Chairman of the Board positions. Our current chief executive officer is our President, Ronald J. Ricciardi, while our current Chairman is William B. Wachtel. We chose this structure because we believe it results in the most effective leadership for our Board to help it discharge its duties given the small size of our operations. We believe our Chairman is best positioned to provide Board leadership that is aligned with our stockholders' interests. Our chief executive officer is well situated to assess our needs, business model and industry position, identify the key risks facing us and ensure that these are brought to the attention of the Board. Finally, our Chairman and chief executive officer are able to act as conduits between the Board and management to plan and execute Board meetings, to provide updates between meetings when necessary and to efficiently implement Board directives. We believe that this structure reduces the likelihood of confusion about leadership roles and duplication of efforts. Due to our small size we have not found it necessary to formally create the role of lead independent director. Instead, our independent directors have the ability to meet together in executive session without management being present.

Board of Directors’ Role in Risk Oversight

Our Board of Directors is primarily responsible for oversight and monitoring of management’s risk assessment and risk management functions. Due to our small size we do not have formal mechanisms in place to monitor risk, but our Board does consider risk in evaluating management’s recommended business plans and strategies.

Code of Ethics and Policy and Procedure Governing Related Party Transactions

The Board of Directors adopted a Code of Ethics on May 19, 2006, that is applicable to all of our directors, officers and employees, and includes directors, officers and employees at our operating facilities. In addition, the Board of Directors adopted a Policy and Procedure Governing Related Party Transactions on April 26, 2007. Pursuant to these procedures, the Audit Committee reviews and approves: (i) all related party transactions when and if required to do so by applicable rules and regulations, (ii) all transactions between the Company or any of its subsidiaries and any of the Company’s executive officers, directors, director nominees or any of their immediate family members and (iii) all transactions between the Company or any of its subsidiaries and any security holder who is known by the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities, other than transactions that (a) have an aggregate dollar amount or value of less than $120,000 (either individually or in combination with a series of related transactions) and (b) are made in the ordinary course of business of the Company or its subsidiary, as applicable, and such related party.

During 2017, all of the transactions that were subject to the Audit Committee’s policies and procedures described above were reviewed and approved or ratified by the Audit Committee or the Board of Directors.

Both the Code of Ethics and the Policy and Procedure Governing Related Party Transactions delegate certain functions to the Audit Committee and the Compensation Committee. The Code of Ethics is available on our website, http://sakeraviation.com/investor-relations/. A stockholder may receive a written copy of the Code of Ethics or the Related Party Policy and Procedure by forwarding a written request to Saker Aviation Services, Inc., Downtown Manhattan Heliport, 20 South Street, Pier 6 East River, New York, New York 10004, Attention: Corporate Secretary or by telephone at (212) 776-4046.

Stockholder Communications

Stockholders may send correspondence by mail to the full Board of Directors or to individual directors. Stockholders should address any such correspondence to the Board of Directors or to the attention of the relevant Board members in care of Saker Aviation Services, Inc., Downtown Manhattan Heliport, 20 South Street, Pier 6 East River, New York, New York 10004, Attention: Corporate Secretary.

All stockholder correspondence will be compiled and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the Board of Directors, one of the aforementioned committees of the Board of Directors, or a member thereof for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by our executive officer or his designees and will be forwarded to such persons accordingly.

Executive Officers

Current Executive Officers

Our current executive officer is Ronald J. Ricciardi, who serves as a director as well as our President. Included below as a “named executive officer” is Alvin S. Trenk, who served as a director as well as our Chief Executive Officer until September 2018. Mr. Ricciardi serves at the discretion of the Board and his business experience is outlined in the section entitled “Business History of Director Nominees” under the caption “Proposal One: Election of Directors” on page of this Proxy Statement.

Compensation of Named Executive Officers and Directors

Compensation Overview

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules.  In accordance with the SEC’s executive compensation disclosure rules, a smaller reporting company must provide a Summary Compensation Table (reporting compensation for the prior two years) and an Outstanding Equity Awards at Fiscal Year-End Table, as well as certain limited narrative disclosures.

Because we are a smaller company, our compensation philosophy and objectives are to provide compensation that is fair and reasonable and is at a competitive level that will allow us to attract and retain qualified personnel necessary to operate at the most efficient level possible. In this context, we seek to offer total compensation packages at levels we consider to be competitive in the marketplace in which we compete for talent.

We believe that the skill and dedication of our executive officers are critical factors that affect our long-term success. Accordingly, the Compensation Committee has designed our compensation program to motivate and retain our executive officers to align executive compensation with the attainment of strategic business objectives that are intended to increase stockholder returns.

The compensation program that we provide for our executive officers generally consists of three major components: (1) base salary, which is reviewed annually by the Compensation Committee; (2) an opportunity to earn annual cash bonuses; and (3) long-term equity-based incentive awards (historically delivered in the form of stock options). Our President also receives health and welfare benefits, and is eligible to participate in our 401(k) plan, which is further described below.

Summary Compensation Table for Fiscal Year 2017

The following table sets forth the annual and long-term compensation paid by us during the fiscal years ended December 31, 2017 and 2016 for services performed on our behalf with respect to the persons who served as our named executive officers as of December 31, 2017. Ronald J. Ricciardi, our President, and Alvin S. Trenk, our former Chief Executive Officer, are the only persons who served as our principal operating or principal financial officer in fiscal 2017. We have no other executive officers. Mr. Trenk took no compensation for either of the fiscal years ended 2017 or 2016, except as it relates to his status as a then-director of the Company. Mr. Ricciardi does not receive compensation in connection with his service as a director of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)

Ronald J. Ricciardi, President	2017	150,000	—	—	17,682	167,682
	2016	150,000	—	—	16,236	166,236

1.	Mr. Ricciardi received a base salary of $150,000 in 2017 and 2016.

2.

Mr. Ricciardi receives health insurance coverage estimated at a value of approximately $1,098 per month in 2017 and approximately $978 in 2016. Mr. Ricciardi received a match to his 401(k) contributions from us amounting to approximately $4,500 in both 2017 and 2016.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date

Alvin S. Trenk	500,000	0.08	Various(1)

1.

Mr. Trenk received: 1) on December 1, 2017, an option for 100,000 at $0.108 per share, the closing price of the common stock on that date, which option vests on December 1, 2018; 2) on December 1, 2016 an option for 100,000 at $0.075 per share, the closing price of the common stock on that date, which option vested on December 1, 2017 and is exercisable until December 1, 2021; 3) on December 1, 2015 an option for 100,000 at $0.080 per share, the closing price of the common stock on that date, which option vested on December 1, 2016 and is exercisable until December 1, 2020; 4) on December 1, 2014 an option for 100,000 at $0.085 per share, the closing price of the common stock on that date, which option vested on December 1, 2015 and is exercisable until December 1, 2019; 5) and on December 1, 2013 an option for 100,000 at $0.077 per share, the closing price of the common stock on that date, which option vested on December 1, 2014 and is exercisable until December 1, 2018.

Employment Agreements

We do not have any current employment agreements.

Additional Narrative Disclosure Regarding Compensation

We do not offer a defined benefit retirement or pension plan. Our 401(k) Plan (the “401(k) Plan”) covers all of our employees. The 401(k) Plan contains an option for us to match each participant's contribution. Any contributions by us vest over a five-year period on a 20% per year basis. In January 2011, we set our match of participant contributions at a rate of 50% of the first 6% of participant deferrals. Our contributions to the 401(k) Plan totaled approximately $31,000 and $28,000 for the years ended December 31, 2017 and 2016, respectively.

2017 DIRECTOR COMPENSATION TABLE

Name	Fees Earned in Cash ($)(1)	Option Awards ($)(2)	Total ($)

Alvin S. Trenk(3)(4)	4,000	10,800	11,800

William B. Wachtel	4,000	10,800	11,800

Marc Chodock	7,000	10,800	17,800

Roy P. Moskowitz	6,000	10,800	16,800

1.

Each non-employee director and our former Chief Executive Officer and former director, Alvin S. Trenk, were entitled to a fee of $1,000 per Board meeting and $750 and $500 per committee meeting for committee chairman and committee members, respectively. Each director is also entitled to reimbursement for expenses incurred in connection with attendance at meetings of the Board of Directors.

2.

Each non-employee director, and our former Chief Executive Officer and former director, Mr. Trenk, were eligible to be granted an annual option to purchase shares of our common stock. On December 1, 2017, the Board of Directors granted each of the above an option for their service in 2017. Each option was for 100,000 shares and was priced at $0.108 per share, which was the closing sales price of our common stock on December 1, 2017. The options vest on December 1, 2018 and may be exercised until December 1, 2022.

3.	Mr. Trenk resigned as a director on September 21, 2018.

4.	Samuel D. Goldstein was appointed as a director on September 21, 2018.

Security Ownership of Certain Beneficial owners and Management

The following table presents certain information as of October 12, 2018 regarding the beneficial ownership of our common stock by:

●	each of our current executive officer and directors; and
●	all of our current directors and executive officer as a group; and
●	each other person or entity known by us to own beneficially 5% or more of our issued and outstanding common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)

William B. Wachtel (2)	5,714,407 (3)	18.6%

Ronald J. Ricciardi (4)	1,308,960	4.3%

Alvin S. Trenk (5)	1,415,444 (6)	4.6%

Marc Chodock (7)	3,300,000 (8)	10.8%

Samuel D. Goldstein (9)	—	—

Roy P. Moskowitz (10)	395,000 (11)	1.3%

All directors and officers as a group (6 in number)	12,133,811	38.2%

Ronald I. Heller (12)	1,922,545	6.4%

All Beneficial Holders as a group (7 in number)	14,056,356	44.2%

(1)

The percentages computed in the table are based upon 30,195,034 shares of our common stock, which were outstanding on October 12, 2018. Effect is given, pursuant to Rule 13-d(1)(i) under the Exchange Act, to shares of our common stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days of October 12, 2018.

(2)	William B. Wachtel is our Chairman of the Board and a director. Mr. Wachtel’s address is 20 South Street, Pier 6 East River, New York, New York 10004.
(3)

The shares of our common stock reported in the table include: (a) 100,000 shares issuable upon the exercise of an option expiring December 1, 2018, which option is currently exercisable; (b) 100,000 shares issuable upon the exercise of an option expiring December 1, 2019, which option is currently exercisable; (c) 100,000 shares issuable upon the exercise of an option expiring December 1, 2020, which option is currently exercisable; (d) 100,000 shares issuable upon the exercise of an option expiring December 1, 2021, which option is currently exercisable; and (e) 100,000 shares issuable upon the exercise of an option expiring December 1, 2022, which option is currently exercisable. The shares of our common stock reported in the table do not reflect 333,400 shares of our common stock acquired by Wachtel Missry, LLP, which has provided certain legal services for us. Mr. Wachtel is a managing partner of such firm, but does not have sole dispositive or voting power with respect to such firm’s securities.

(4)	Ronald J. Ricciardi is our President and a director. Mr. Ricciardi’s address is 20 South Street, Pier 6 East River, New York, New York 10004.
(5)	Alvin S. Trenk is our former Chief Executive Officer and former director. Mr. Trenk’s address is 20 South Street, Pier 6 East River, New York, New York 10004.
(6)

The shares of our common stock reported in the table include: (a) 100,000 shares issuable upon the exercise of an option expiring December 1, 2018, which option is currently exercisable; (b) 100,000 shares issuable upon the exercise of an option expiring December 1, 2019, which option is currently exercisable; (c) 100,000 shares issuable upon the exercise of an option expiring December 1, 2020, which option is currently exercisable; (d) 100,000 shares issuable upon the exercise of an option expiring December 1, 2021, which option is currently exercisable; and (e) 100,000 shares issuable upon the exercise of an option expiring December 1, 2022, which option is currently exercisable. The shares of our common stock reported in the table do not reflect 241,314 shares of our common stock held by Trenk Family Partners. Mr. Trenk does not have sole dispositive or voting power with respect to such firm’s securities.

(7)	Marc Chodock is a director. Mr. Chodock’s address is 20 South Street, Pier 6 East River, New York, New York 10004.
(8)

The shares of our common stock reported in the table include 3,000,000 shares based on a Schedule 13D filed with the SEC on February 9, 2015, as amended on July 6, 2015. The reporting persons are (i) ACM Value Opportunities Fund I, LP, a Delaware limited partnership (the “Fund”), with respect to the shares of our common stock directly owned by it; (ii) ACM Value Opportunities Fund I GP, LP, a Delaware limited partnership (the “General Partner”), as general partner of the Fund, with respect to the shares of our common stock directly owned by the Fund, (iii) Arvice Capital Management, LLC, a Delaware limited liability company (the “Manager”), as manager of the Fund, with respect to the shares of our common stock directly owned by the Fund; and (iv) Mr. Marc Chodock (“Mr. Chodock”), as managing member of the Manager, with respect to the shares of our common stock directly owed by the Fund.  The business address of each of the Reporting Persons is 110 East 25th St., 3rd Floor, New York, New York 10011. In addition, the shares of our common stock reported in the table include (a) 100,000 shares issuable upon the exercise of an option expiring December 1, 2020, which option is currently exercisable; (b) 100,000 shares issuable upon the exercise of an option expiring December 1, 2021, which option is currently exercisable; and (c) 100,000 shares issuable upon the exercise of an option expiring December 1, 2022, which option is currently exercisable.

(9)	Samuel D. Goldstein is a director. Mr. Goldstein’s address is 20 South Street, Pier 6 East River, New York, New York 10004.
(10)	Roy P. Moskowitz is a director. Mr. Moskowitz’s address is 20 South Street, Pier 6 East River, New York, New York 10004.
(11)

The shares of our common stock reported in the table include (a) 100,000 shares issuable upon the exercise of an option expiring December 1, 2020, which option is currently exercisable; (b) 100,000 shares issuable upon the exercise of an option expiring December 1, 2021, which option is currently exercisable; and (c) 100,000 shares issuable upon the exercise of an option expiring December 1, 2022, which option is currently exercisable.

(12)

Ronald I. Heller’s address is c/o Heller Capital Partners, 700 E. Palisade Avenue, Englewood, NJ 07632. Mr. Heller is the beneficial owner of 1,992,545 shares of common stock. The Heller Family Foundation holds 1,372,545 shares of common stock and the Ronald I. Heller IRA holds 550,000 shares of common stock. Mr. Heller controls the voting and disposition of such securities held by the Heller Family Foundation and Ronald I. Heller IRA.

Certain Relationships and Related Person Transactions

Pursuant to a management agreement with Empire Aviation, which is owned by the children of Alvin Trenk, the Company’s former Chief Executive Officer and a former member of its Board of Directors. The Company incurred management fees with Empire Aviation of approximately $2,500,000, $3,500,000, and $628,000 during the twelve months ended December 31, 2017 and 2016, and the six months ended June 30, 2018, respectively, which are recorded in administrative expenses. The Company and Empire Aviation have also contributed to the Helicopter Tourism and Jobs Council (“HTJC”), an association that lobbies on behalf of the helicopter air tour industry. Mr. Trenk is also an active participant with HTJC, which is managed by his grandson.

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for the 2019 annual meeting of stockholders, stockholder proposals that comply with Rule 14a-8 under the Exchange Act. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of the mailing date of this proxy statement. Thus, for the 2019 annual meeting of stockholders, we must receive stockholder proposals submitted for inclusion in our proxy materials no later than June 21, 2019. However, if the date of our annual meeting is changed by more than 30 days from the 2018 annual meeting, we must receive proposals a reasonable time before printing and mailing our proxy materials. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Downtown Manhattan Heliport, 20 South Street, Pier 6 East River, New York, New York 10004, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, as described above, may be brought before the 2019 annual meeting of stockholders if we receive such proposals no later than 45 days prior to the one-year anniversary of the mailing date of this proxy statement. Thus, for the 2019 annual meeting of stockholders, we must receive stockholder proposals that are not submitted for inclusion in our proxy materials no later than September 4, 2019. We will not permit stockholder proposals that do not comply with the foregoing notice requirement to be brought before the 2019 annual meeting of stockholders. Stockholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Downtown Manhattan Heliport, 20 South Street, Pier 6 East River, New York, New York 10004, Attention: Corporate Secretary.

Other Matters

As of the date of this proxy statement, the Board of Directors does not know of any other matters that are to be presented for action at the 2018 annual meeting. Should any other matter come before the 2018 annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

By Order of the Board of Directors

Ronald J. Ricciardi
President
October 19, 2018

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

SAKER AVIATION SERVICES, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November 28, 2018.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY .

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FIVE NOMINEES FOR DIRECTOR, AND FOR PROPOSAL 2.

1. Election of Directors — FOR ☐ WITHHOLD AUTHORITY ☐
   (1) Marc Chodock
   (2) Samuel D. Goldstein
   (3) Roy P. Moskowitz
   (4) Ronald J. Ricciardi
   (5) William B. Wachtel

3. In their discretion, the above named proxies may vote upon all other matters that may properly come before the meeting.

Mark here if you plan to attend the meeting. ☐

CONTROL NUMBER

Signature____________________ Signature,ifheldjointly____________________ Date__________,2018

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrators, trustees or guardians, please give title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an individual person.

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The proxy statement and annual report to security holders are available at http://sakeraviation.com/investor-relations

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

SAKER AVIATION SERVICES, INC.

The undersigned appoints William B. Wachtel and Ronald J. Ricciardi, or either of them, as proxy for the undersigned, with full power of substitution, and authorizes him to vote, as designated on the reverse hereof, all of the shares of common stock of Saker Aviation Services, Inc. held of record by the undersigned at the close of business on October 12, 2018 at the 2018 Annual Meeting of Stockholders of Saker Aviation Services, Inc. to be held on November 29, 2018 or at any adjournments or postponements thereof. This proxy revokes any prior proxy given by the undersigned.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED AND THE PROXY IS SIGNED, IT WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE FIVE NOMINEES FOR DIRECTOR, AND "FOR" PROPOSAL 2. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SAKER AVIATION SERVICES, INC.

(Continued, and to be marked, dated and signed, on the other side)

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